Exhibit (j)(ii)
CONSENT OF COUNSEL
          We consent to the reference to our Firm under the heading “General Information — Service Providers” in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of Matrix Advisors Value Fund, Inc. as filed with the Securities and Exchange Commission on or about August 25, 2005.
/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
August 25, 2005